FS-3.2

Bangor Hydro Electric Company
Consolidated Balance Sheet
March 31, 2001
$USD


Assets
INVESTMENT IN UTILITY PLANT:
   Electric Plant in Service                                    318.6
     Less:  Accumulated Depreciation & Amortization              89.6
                                                                229.0
   Construction Work in Progress                                  7.3
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                                                                236.3
   Investments in Corporate Joint Ventures:
     Maine Yankee Atomic Power Co.                                4.9
     Maine Electric Power Co.                                     0.8
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                                                                241.9
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OTHER INVESTMENTS                                                 3.2
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FUNDS HELD BY TRUSTEE:                                           23.0
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CURRENT ASSETS:
   Cash & Cash Equivalents                                       17.3
   Accounts Receivable, Net of Reserve for Doubtful Accounts     20.5
   Unbilled Revenue Receivable                                   14.9
   Inventories, at Average Cost:
     Materials and Supplies                                       2.6
     Fuel Oil                                                     0.1
   Prepaid Expenses                                               0.4
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       Total Current Assets                                      55.7
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REGULATORY ASSETS AND DEFERRED CHARGES:
   Investment in Seabrook Nuclear Project                        24.8
   Costs to Terminate Purchased Power Contracts                  98.1
   Maine Yankee Decommissioning Costs                            41.9
   Other Regulatory Assets                                       39.6
   Other Deferred Charges                                         3.1
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     Total Deferred Charges                                     207.5
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       Total Assets                                             531.4
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Bangor Hydro Electric Company
Consolidated Balance Sheet
March 31, 2001
$USD


Stockholders' Investment & Liabilities
CAPITALIZATION:
   Common Stock Investment                                      137.3
   Preferred Stock                                                4.7
   Long-term Debt, Net of Current Portion                       160.1
       Total Capitalization                                     302.2
CURRENT LIABILITIES
   Notes Payable-Banks                                            --
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   Other Current Liabilities
   Current Portion of Long-term Debt and Sinking
     Fund Requirements on Preferred Stock                        21.7
   Accounts Payable                                              23.5
   Dividends Payable                                              1.5
   Accrued Interest                                               3.6
   Customers' Deposits                                            0.5
   Current Income Taxes Payable                                   4.9
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       Total Other Current Liabilities                           55.8
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       Total Current Liabilities                                 55.8
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REGULATORY AND OTHER LONG-TERM LIABILITIES
   Deferred Income Taxes - Seabrook                              12.9
   Other Accumulated Deferred Income Taxes                       56.9
   Maine Yankee Decommissioning Costs                            41.9
   Deferred Gain on Asset Sale                                   20.9
   Other Regulatory Liabilities                                  12.7
   Unamort. Invest. Tax Credits                                   1.4
   Accrued Pension and Postretirement Benefit Costs              12.7
   Other                                                         14.0
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       Total Regulatory and Other Long-term Liabilities         173.4
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       Total Stockholders' Investment & Liabilities             531.4
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BHE

Statement of Earnings
For the 12 month period ending March 31st
$USD


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Revenue
     Electric                                                  $218.4
     Fuel Oil                                                      --
     Other                                                         --
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                                                                218.4
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Cost of Operations
     Fuel for generation and power purchased                    119.1
     Cost of fuel oil sold                                         --
     Operating, maintenance and general                          37.2
     Grants in lieu of property taxes/property taxes              4.7
     Provincial capital tax                                        --
     Depreciation                                                 9.9
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                                                                170.9
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Earnings from operations                                         47.5
Equity earnings                                                   0.6
Amortization                                                    (16.7)
Allowance for funds used during construction                      0.5
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Earnings before interest and taxes                               32.0
Interest                                                         15.1
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Earnings before taxes                                            16.9
Income taxes                                                      6.7
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Net earnings before non-controlling interest                     10.2
Non-controlling interest                                          0.3
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Net earnings applicable to common shares                         $9.9
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